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                               LICENSE AGREEMENT

                                    BETWEEN

                             ACCESS TO INFORMATION

                                     AND

                           PAYSYS INTERNATIONAL INC.













                              ACCESS TO INFORMATION
                          799 Roosevelt Road, Bldg. 4
                             Glen Ellyn, IL 60137
                                 (630~858-9400



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                                LICENSE AGREEMENT






                            DATE OF ISSUE: OCTOBER 1, 1996

This agreement is executed between the following parties:

    ACCESS TO INFORMATION
    799 ROOSEVELT ROAD,
    BUILDING 4, SUITE 301
    GLEN ELLYN, IL 61037
    LICENSOR

    and

    PAYSYS INTERNATIONAL INCORPORATED
    900 WINDERLEY PLACE, SUITE 200
    MAITLAND, FL 32751
    LICENSEE

WHEREAS, LICENSOR has developed software topics useful for converting software programs originally designed for operation in a CICS COBOL VSAM type environment into a form suitable for operation on AS/400 type computer equipment, and

WHEREAS, LICENSEE has one or more programs which are designed for operation in a CICS COBOL VSAM type environment, and desires to make use of the aforesaid software tools to convert such programs to run on AS/400 type computer equipment,

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein. and the performances thereof, LICENSOR and LICENSEE do hereby agree to the following terms and conditions:



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LICENSE GRANT, DELIVERY, PRICE & PAYMENT, TERM & TERMINATION

LICENSE GRANT. LICENSOR hereby grants the LICENSEE a non exclusive license to use the software tools identified in Schedule A, attached hereto (hereinafter referred to as licensed programs). for the sole purpose of converting programs or systems developed or licensed by LICENSEE originally designed to run in a CICS COBOL VSAM type environment. This license is a non-exclusive limited-site license as identified and limited in Schedule A.

DELIVERY. Promptly on the delivery of each IBM AS/400 to be used for conversion, LICENSOR shall deliver to LICENSEE one copy of each of the licensed programs in object code format (machine executable). A copy of the licensed programs. in source code format will be maintained in escrow by LICENSOR'S escrow agent, Cisar & Mrofka, Attorneys at Law, 1550 Spring Road, Oak Brook, IL 60521

    Conditions for release of source code are:

    a)   LICENSOR, its successors or assigns, has to have been dissolved, OR

    b) LICENSOR, its successors or assigns, fails to provide the required control module referred to on Schedule B within 15 days of the receipt of CPU placement charges (royalties) as required by Schedule B., OR

    c) LICENSOR, its successors or assigns fails to supply support for 30 consecutive days.


    PRICE AND PAYMENT. In consideration for this license, LICENSEE shall pay to LICENSOR a one-time KIlCS400 License Fee of $60,000 and an annual Charge of $15,000 for a Maintenance Support Module (optional). Also an additional $5,000 is to be paid to the LICENSOR for each runtime requested by the LICENSEE for installation of the converted system on a clients AS/400. Amounts and discounts of said charges, fees and the Payment Schedule for same shall conform to Schedule B attached hereto.

    TERM AND TERMINATION.    This license shall become effective upon execution
    of this Agreement by LICENSOR and LICENSEE, and shall be perpetual, but shall terminate:

    A. Thirty (30) days after LICENSOR gives LICENSEE notice of LICENSEE's material breach of any provision of this license, including thirty
         (30) or more days delinquency in the LICENSEE's payment of any fees due

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         hereunder, unless LICENSEE has cured the breach.

    B. Immediately upon any attempt by LICENSEE to assign, delegate, sublicense (except to CPUs as permitted), or otherwise transfer this license, the license programs, the documentation thereof, or any of its rights or obligations under this license in violation of the agreement; or any attempt by LICENSEE to convert programs or systems not developed or licensed by LICENSEE.

CONFIDENTIALITY

    CONFIDENTIALITY. LICENSEE acknowledges that the licensed software, source code and documentation is the property and trade secret of LICENSOR, and that any publication or disclosure to third parties of such confidential information may cause immediate and irreparable harm to LICENSOR. LICENSEE acknowledges the right of LICENSOR to take reasonable steps to protect its own proprietary and confidential information. Therefore, LICENSEE will take all reasonable steps to maintain the confidentiality of the confidential information.

    A. LICENSEE shall not, without LICENSOR's prior written consent, disclose or make available any of the confidential information in any form to anyone, except to employees or consultants of LICENSEE whose access is necessary for LICENSEE's permitted use of the licensed programs.

    B. LICENSEE shall require any employee and consultant having such access to agree to maintain the confidentiality of the confidential information.

    C. LICENSEE shall make only that number of copies of the software program and documentation which are necessary under the conditions specified in Schedule A attached hereto.

    D. LICENSEE shall not permit any other person or organization to copy any of the licensed conversion utility programs or documentation, except for a single copy to be held off-site for standard disaster recover support.

    E. Upon termination of this license, LICENSEE shall immediately cease using the license programs, and return the licensed software and documentation to LICENSOR, and destroy all copies of such software and documentation which are maintained in non-removable memory or storage. Within one (1) month after termination of this license, LICENSEE shall certify in writing to LICENSOR that to the best of LICENSEE's knowledge, all copies of the software and documentation have been returned or destroyed.

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    F.   LICENSOR acknowledges that the source code, documentation, property, and trade secrets of LICENSEE are invaluable and that any publication or disclosure to third parties of such confidential information may cause immediate and irreparable harm to LICENSEE.

    G. LICENSOR will take reasonable steps to maintain the confidentiality of the confidential information such steps being those taken by LICENSOR to protect its own proprietary and confidential information.

    H. LICENSOR shall not disclose or make available any confidential information of the LICENSEE in any form to anyone, except to employees or consultants of LICENSOR whose access is necessary to fulfill the obligations of this agreement.

    I. LICENSOR shall require any employee and consultant having such access to agree to maintain the confidentiality of the confidential information.

    J. LICENSOR shall make only that number of copies of any source code necessary to fulfill the obligations of this agreement. LICENSOR shall not permit any other person or organization to copy any confidential information of the LICENSEE.

    K. Upon termination of this license, LICENSOR shall immediately return confidential information to LICENSEE and destroy all copies of source and object code which are maintained in non-removable memory or storage. Within one (1) month after termination of this license, LICENSOR shall certify in writing to LICENSEE, that all copies have been destroyed.

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WARRANTY

    WARRANTY. Except as stated in this agreement, its schedules and addenda LICENSOR grants no expressed or implied warranty on any of the software or documentation.

    A. LlCENSOR warrants that the licensed programs, as delivered, are in good working order and free from defects in design, materials and workmanship when used without material alteration in accordance with the instructions included in the documentation.

    B. LICENSOR warrants to LICENSEE that LICENSOR has the right to license the programs ant software as provided in this Agreement. If notified of any judicial action or other claim against LICENSEE based on an allegation that LICENSEE's use of the licensed programs infringes a United States patent or copyright, or any property rights of a third party or constitutes a misuse or appropriation of a trade secret, LICENSOR will defend or resolve such action or claim at its expense and will pay the costs and damages award in any such action or the cost of settling such action or claim. In the event that any licensed program is, in LlCENSOR's opinion, likely to or does become the subject of infringement of a patent or copyright or other proprietary rights, LICENSOR may at its option and expense procure for LICENSEE the right to continue using the licensed programs, modify the licensed programs to make them non-infringing or substitute other materials of similar capability in order that LICENSEE may enjoy uninterrupted use of the licensed programs.

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LIABILITIES, AGREEMENT DISCLOSURE, NOTICE, ASSIGNMENTS

    LIMITATION Of LLIABILITY:     In no event will LICENSOR be liable for any
    lost profits, or any claim or demand for consequential damages even if LICENSOR has been advised of the possibility of such damages.

    LICENSOR shall provide LICENSEE with proper instruction and support, as stated in the Educational Module and Support Module outlined in Schedule B, attached hereto. However, LICENSEE shall be solely responsible for assuring proper use of the licensed programs and documentation.

    AGREEMENT DISCLOSURE.    Neither party will disclose the terms and
    conditions of this Agreement without the prior written consent of the other party.

    NOTICE:    Any notice required or permitted by this Agreement shall be sufficiently given when sent by registered or certified mail, and receipt requested, postage prepaid, to the other party at the addresses shown on page 1 of this Agreement.

    ASSIGNMENTS:   Neither party shall assign or transfer this Agreement
    without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that no consent shall be required if such assignment or transfer arises solely from a merger or consolidation involving a party under circumstances wherein the surviving party of such merger or consolidation is a party hereto.

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ARBITRATION

    ARBITRATION:    The parties agree to submit disputes between them relating to this license and its formation, breach, performance, interpretation and application to arbitration under the following terms and conditions:

    A. LOCATION. Arbitration will be in Dupage County, Illinois, or any other mutually acceptable location, administered by the American Arbitration Association.

    B. RULES & DISCOVERY. Arbitration will be under the Commercial Arbitration Rules of the American Arbitration Association. Each party will be entitled to discovery by requests for admission, by depositions of no more than ten (10) individuals, but by no other means.

    C. ARBITRATORS. There will be three (3) arbitrators, and each will have knowledge of and expedience in dealing with the computer software industry.

    D. TIME LIMITS. All discovery will be completed, and the arbitration hearing will commence within ninety (90) days after appointment of the arbitrators. Unless the arbitrators find that exceptional circumstances justify delay, the hearing will be completed and an award will be rendered in writing, within one-hundred twenty (120) days after commencement of the hearing.

    E. LANGUAGE. The arbitration will be conducted and all evidence will be submitted to the arbitrators in the English language.

    F. BINDING EFFECT. The award rendered in arbitration will be final and binding and may be enforced in any court of competent jurisdiction.

    G. COST AND ATTORNEY'S FEES. Unless the arbitrators find that exceptional circumstances require otherwise, the arbitrators will include in the award the prevailing party's costs of arbitration and reasonable attorney's fees.

MISCELLANEOUS

12. MISCELLANEOUS.

    A. CHOICE OF LAW. This license will be governed by and construed according to the laws of the State of Illinois, without regard to principles of conflicts of law.

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    B.   AMENDMENT.  This License may be amended or supplemented only by a writing signed on behalf of both parties. No purchase order, invoice, or similar document will amend this License, even if accepted by the receiving party in writing.

    C. WAIVER. No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in a writing signed on behalf of the party claimed to have waived.

    D. CONTINGENCIES. Neither party will have the right to claim damages or to terminate this License as a result of the other's failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, strikes, lockouts, shortage of or inability to obtain labor, fuel, raw materials or supplies, war, riot, insurrection, epidemic, act of God, or governmental action not the fault of the non-performing party.

    E. SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, it will be enforced to the maximum extent permitted by law, and other parts of this License will remain in force.

    F. EQUITABLE RELIEF. Either party may have injunctive, preliminary or other equitable relief to remedy any actual or threatened unauthorized disclosure of confidential information or unauthorized disclosure of confidential information or unauthorized use, copying, marketing, distribution or sub-licensing of the software.

    G. ENTIRE AGREEMENT. This document represents the entire agreement between the parties relating to the pertinent programs and documentation and supersedes all prior representations, discussions, negotiations, and agreements, whether written or oral. This document includes the Business Terms, Payment Terms, and other matters set forth in Schedules A, B. and C, attached hereto.

    H. NOTICES. All notices, reports, requests and other communications required or permitted hereunder must be in writing. They will be deemed given when (1) delivered, (ii) sent by telex with confirmation by mail, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) scat by registered or certified mail, postage prepaid in each case to the receiving party's Initial Address for Notice set forth above or to any other address that the receiving party may have provided for purposes of notice by notice hereunder.

    I. ATTORNEYS FEES. In any suit to enforce this agreement, the prevailing party will have the right to recover its costs and reasonable attorney's fees and expenses, including cost, fees and expenses on appeal.

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    J.   RELATIONSHIP OF PARTIES.  The parties to this License are independent contractors. There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

NON-HIRING

    NON-HIRING. During the term of this Agreement and for a period of one (1) year thereafter, neither party shall employ, or attempt to employ any employee of the other, or induce or attempt to induce any employee to leave the employ of the other.

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SCHEDULE A    STATEMENT OF PRODUCTS AND SERVICES

1) LlCENSOR will provide one (1) copy of the KIKS400 convention utility (Licensed Programs) for the conversion of the Vision PLUS package, to be installed at the address of LICENSEE stated on Page 1. The utility will be installed on one IBM AS/400, as stated on Schedule B, attached hereto, for which LICENSEE must provide the Serial Number(s).

2) LICENSEE will provide to LICENSOR, (30) days written notice prior to a physical relocation of software and hardware, or replacement of hardware. Replacement hardware is required to be primary support platform

SCHEDULE B         CHARGES AND PAYMENT SCHEDULE

CHARGES:

KIKS TOOLBOX (LICENSED PROGRAMS) for Vision
PLUS conversion:                                      $60,000.00 (For Model __)


KIKS EDUCATIONAL MODULE (See Note 1):                 $2,500.00 ( Per resource )


KIKS CONVERSION SUPPORT MODULES (See Note 2):         $15,000.00 ( Per Year)


KIKS400 RUNTIME LIBRARY INSTALL (See Note 3):
PAYMENT DUE 30 DAYS AFTER INSTALLATION                $5,000.00 ( Each )


EXTRA CPU CHARGES: (See Note 4):                      $7,500.00 (For Model___)


NOTES:

    The (optional) Educational Module ($2,500 per resource) is a 5-day hands-on instruction in conversion methodology. During the educational sessions, Licensee resources submit programs for conversion and clean compile, followed by unit testing Licensee resources also receive instruction in JCL-to-AS/400-CL conversion. Education takes place at ATI. Education is available at client site, when travel and related out-of-pocket expenses for attending ATI resources is borne by Licensee. To be billed and decided upon, under a separate document.

    The Maintenance Module provides updates and support on an annual basis. Information and support is supplied on standard KlKS400 conversion-related issues and/or those enhancements made to the tool identified during the conversion of the 150 online programs selected by the Licensee. The Conversion support model is renewable annually, at the client's option.

    CHARGES AND PAYMENT SCHEDULE (CONTINUED)

    A. It grants unlimited technical phone support, during ATI standard business hours, to Licensee resources pertaining to the functionality embedded within that version of KIKS400.

    B. It provides for electronic linkage between Licensee and Licensor CPUs. Line Charges for this service must be done by Licensee.

    C. It entitles the Licensee to any enhancements made to the base Conversion Utility or its documentation.

    This is a royalty charge for every additional AS/400 beyond the Destination AS/400 on which the CLIENT locates converted code (i.e., on the AS/400s of CLIENT'S customers).

    This is an additional charge if the Licensee decides to locate the conversion utility on multiple AS/400's for the conversion of the Vision PLUS system


CHARGES TOTALS and DISCOUNTS cont.


1.  $60,000.00   License

1.  $15,000.00   Support, ONE YEAR
   -----------
    $75,000.00   Sub Total

1. -$30.000.00   Preferred customer discount for
                 multiple licenses

1.  -$5,000.00   Discount as long as the
   -----------   maintenance on the CardPac
                 system is in force

    $40,000.00   Total license cost and first
                 year's maintenance


SCHEDULE of PAYMENT


   $ 30,000.00   with signed License agreement

    $10,000.00   100% due upon signing of one
                 years maintenance agreement


THIS LICENSE OFFER EXPIRES 30 DAYS AFTER DATE OF ISSUE.

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SIGNATURES OF AGREEMENT PARTIES:






FOR LlCENSOR:





Signature:         /s/ John Paolollo
                 --------------------------------


Name:              John Paolollo
                 --------------------------------


Title:             Senior Vice President
                 --------------------------------


Date:              September 30, 1996
                 --------------------------------



FOR LICENSEE:


Signature:         /s/ Paul M. Skurecki
                 --------------------------------


Name:             Paul M. Skurecki
                 --------------------------------


Title:            Controller / Assistant Secretary
                 ---------------------------------


Date:             October 1, 1996
                 --------------------------------